Exhibit 99.1

JOINT FILING AGREEMENT

Each of the undersigned persons hereby agrees and consents to this joint filing of Schedule 13G (including any and all amendments thereof) on their behalf pursuant to Section 13(d) and (g) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. Each of these persons is not responsible for the completeness or accuracy of the information concerning the other persons making this filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: June 16, 2005

SW ACQUISITION, L.P.
by: SW I Acquisition GP, L.P., its general partner
by: SW II Acquisition, LLC, its general partner

By:	/s/ William J. Catacosinos
Name:	William J. Catacosinos
Title:	Manager

SW I ACQUISITION GP, L.P.
by: SW II Acquisition, LLC, its general partner

By:	/s/ William J. Catacosinos
Name:	William J. Catacosinos
Title:	Manager

SW II ACQUISITION, LLC

By:	/s/ William J. Catacosinos
Name:	William J. Catacosinos
Title:	Manager

WILLIAM J. CATACOSINOS

By:	/s/ William J. Catacosinos
Name:	William J. Catacosinos

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